Exhibit 10.12

SECOND AMENDMENT TO

THE PNC FINANCIAL SERVICES GROUP, INC.

AND AFFILIATES DEFERRED COMPENSATION PLAN

(as amended and restated July 1, 2004)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan (the “Plan”);

WHEREAS, Section 10 of the Plan authorizes PNC to amend the Plan; and

WHEREAS, PNC wishes to amend the Plan to (i) provide for the merger of the Mercantile Bankshares Corporation Deferred Compensation Plan (the “Mercantile Plan”) into the Plan such that each participant in the Mercantile Plan will have an account balance in the Plan, which will be equal to or greater than the account balance the participant had under the Mercantile Plan immediately before the merger (“Mercantile Account”), (ii) provide that each participant in the Mercantile Plan will have an irrevocable incentive payment and/or salary deferral election under the Plan for the remainder of 2007, (iii) provide that each Mercantile Account will be distributed in accordance with participant elections as previously designated under the Mercantile Plan, (iv) permit participants in the Corporate Executive Group to elect to defer certain performance-based compensation until six months before the end of the relevant performance period, and (v) make certain other clarifying changes.

NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended as follows:

1. Effective September 15, 2007, Section 1.32 of the Plan is hereby amended to add the following paragraph to the end thereof:

“Effective September 15, 2007, for those account balances merged into the Plan from the Mercantile Bankshares Corporation Deferred Compensation Plan (the “Mercantile Plan”), as provided in Section 13.7, “Retirement” is to be defined as such term was defined in the Mercantile Plan.”

2. Effective September 15, 2007, Section 3.1 of the Plan is hereby amended to add the following paragraph to the end thereof:

“Effective September 15, 2007 and notwithstanding anything to the contrary in the Plan, former participants in the Mercantile Plan who elected to defer their incentive payments and/or annual salary under the Mercantile Plan for 2007 will continue to make such deferrals under the Plan in the same manner and in the same amount as they had been made under the Mercantile Plan for the remainder of 2007.”

3. Effective January 1, 2007, Section 3.2 of the Plan is hereby amended to add the following paragraph to the end thereof:

“Effective January 1, 2007 and notwithstanding anything to the contrary in the Plan, a Participant who is in the Corporate Executive Group is permitted to file a Deferral Election Form with the Plan Manager for any Cash Incentive Award that is performance-based compensation, as defined under Internal Revenue Code Section 409A and the regulations thereunder, at any date that is at least six months before the end of the relevant performance period related to such performance-based compensation.”

4. Effective September 15, 2007, Section 4.2 of the Plan is hereby amended to add the following paragraph to the end thereof:

“Effective September 15, 2007 and notwithstanding anything to the contrary in the Plan, any account balances merged into the Plan from the Mercantile Plan, as provided in Section 13.7, will be distributed in accordance with the distribution provisions of the Mercantile Plan and the distribution elections previously elected under the Mercantile Plan. Further, former participants in the Mercantile Plan may change their previous distribution election under the Mercantile Plan; provided, that such former participants submit a new Deferral Election Form at least one year prior to their separation from service and the new distribution date is at least five years from the distribution date then in effect.”

5. Effective September 15, 2007, Section 6 of the Plan is hereby amended to add the following sentence to the end thereof:

“For the sake of clarity, Beneficiary or Beneficiaries designations under any plan that is merged into the Plan (the “Prior Plan”) will be honored until a Participant designates a new Beneficiary or Beneficiaries under the Plan or until the Participant revokes his prior Beneficiary or Beneficiaries designations under the Prior Plan.”

6. Effective September 15, 2007, Section 13 of the Plan is hereby amended to add a new Section 13.7 to the end thereof:

“13.7 Merger of Mercantile Bankshares Corporation Deferred Compensation Plan

Effective September 15, 2007 or as soon as administratively practicable thereafter, the Mercantile Plan will be merged into the Plan. Under the Plan, each individual who has an account balance merged into the Plan from the Mercantile Plan will have an Account equal to or greater than the account balance such individual had under the Mercantile Plan immediately before the merger.”

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 13th day of September, 2007 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ William E. Rosner
William E. Rosner
Senior Vice President and Chief Human Resources Officer